UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2009

BioFuel Energy Corp.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 26, 2009, BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC, which are subsidiaries of BioFuel Energy Corp. (the “Company”) received a Notice of Default dated May 22, 2009 (the “Notice”), under the Credit Agreement dated as of September 25, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among BFE Operating Company, LLC, Buffalo Lake Energy, LLC, and Pioneer Trail Energy, LLC (collectively, as “Borrowers”), BFE Operating Company, LLC as Borrowers’ Agent, the Lenders party thereto, BNP Paribas, as Administrative Agent and Arranger, and Deutsche Bank Trust Company Americas, as Collateral Agent.

In the Notice, BNP Paribas asserted that the Lenders had determined that a “Material Adverse Effect” (as defined in the Credit Agreement) had occurred with respect to the Borrowers, that the Borrowers were generally unable to pay their debts when due and there occurred certain other events of default.  As a result, the Administrative Agent has asserted that the Borrowers cannot satisfy the conditions precedent to (a) permit additional borrowings under the Credit Agreement or (b) convert the Construction Loans into Term Loans under the Credit Agreement.  The Administrative Agent has also provided notice to the Collateral Agent so as to prevent the Borrowers from having access to its bank accounts.

The Company disagrees with these assertions. The Company and the Borrowers have not failed to make any payments due or payable under the Credit Agreement, or to any other creditors or vendors, and fully expect to meet the interest payment due to the Lenders at the end of May.  The Borrowers have entered into a Limited Consent and Waiver and Amendment with the Lenders pursuant to which they will have immediate access to their bank accounts to pay vendors for corn, natural gas and other materials, while they continue discussions seeking to arrive at a long-term solution to the Company’s liquidity requirements.  The Company has retained a financial advisor to support its ongoing discussions with its lenders.

The above description is only a summary of the assertions made by the Administrative Agent in the Notice and the potential consequences and remedies under the Credit Agreement, and does not purport to be complete.  You are advised to refer to the actual Notice, which is attached to this report as Exhibit 99.1 and incorporated by reference herein, for the full details of the assertions made therein, and to the terms of the Credit Agreement, which has been filed with the SEC as Exhibit 10.2 to the Company’s Amendment #1 to Registration Statement to Form S-1 (file no. 333-139203) on January 24, 2007, for the full details of the terms thereof.

An Event of Default under the Credit Agreement also constitutes an Event of Default under the Loan Agreement dated September 25, 2006 (the “Subordinated Debt”), between the Company, the lenders party thereto, and Greenlight APE, LLC, as administrative agent.  The Company has informed the lenders under the Subordinated Debt of its receipt of the Notice under the Credit Agreement.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Limited Consent and Waiver and Amendment dated May 28, 2009.

99.1	Letter dated May 22, 2009 addressed to BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC.

99.2	Press Release dated May 28, 2009 announcing receipt of the Notice of Default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: May 28, 2009	By:	/s/ Scott Pearce
	Name:	Scott Pearce
	Title:	President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Limited Consent and Waiver and Amendment dated May 28, 2009.

99.1	Letter dated May 22, 2009 addressed to BFE Operating Company, LLC, Buffalo Lake Energy, LLC and Pioneer Trail Energy, LLC.

99.2	Press Release dated May 28, 2009 announcing receipt of the Notice of Default.